UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2015

SunEdison, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13828	56-1505767
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13736 Riverport Dr.

Maryland Heights, Missouri 63043

(Address of principal executive offices) (Zip Code)

(314) 770-7300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On July 20, 2015, SunEdison, Inc., a Delaware corporation (the “Company”), and SEV Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Vivint Solar, Inc., a Delaware corporation (“Vivint Solar”). Under the Merger Agreement, Merger Sub will be merged with and into Vivint Solar, with Vivint Solar continuing after the Merger as the surviving corporation and wholly owned subsidiary of the Company (the “Merger”).

Merger Consideration

Pursuant to the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Vivint Solar common stock (a “Share”) issued and outstanding immediately prior thereto shall be converted into and shall thereafter represent the right to receive an aggregate per Share price of $16.50, which shall consist of, on a per Share basis: (i) cash in the amount of $9.89 (the “Cash Consideration”), (ii) shares of common stock of the Company (“Company Shares”) having a value equal to $3.31 (the “Stock Consideration”), and (iii) $3.30 in principal amount of 5-year notes issued by the Company and convertible into Company Shares (the “Convertible Notes”).

The number of Company Shares to be received by Vivint Solar stockholders as part of the Stock Consideration for each of their Shares will be determined based upon the volume weighted average price per share of a Company Share (rounded down to the nearest cent) on the New York Stock Exchange for the 30 consecutive trading days ending on (and including) the third trading day immediately prior to the Effective Time (the “Measurement Price”), subject to a collar. If the Measurement Price is less than $27.51, Vivint Solar stockholders will receive 0.120 Company Shares for each of their Shares in the Merger, and if the Measurement Price is more than $33.62, Vivint Solar stockholders will receive 0.098 Company Shares for each of their Shares in the Merger. No fractional Company Shares will be issued, and Vivint Solar stockholders will receive cash in lieu of any fractional Company Shares.

The Convertible Notes will be issued pursuant to an Indenture to be entered into concurrently with closing of the Merger by and between the Company and a trustee, for the aggregate principal amount of approximately $350 million, and shall be issuable only in registered form without coupons and will constitute direct unsecured, senior obligations of the Company. The conversion price for the Convertible Notes will be 140% of the Measurement Price, but the Measurement Price shall not exceed $33.62 or be lower than $27.51. The Convertible Notes will bear interest at a rate of 2.25% per year, payable semiannually in arrears in cash. The Convertible Notes will be issued in denominations of $100, and no fractional Convertible Notes will be issued. To the extent a stockholder would be entitled to receive a fractional Convertible Note, such stockholder will receive cash in lieu of the fractional Convertible Note.

Holders may surrender the Convertible Notes for conversion only under limited circumstances, as described in the Indenture. Upon conversion the Company will pay cash, and if applicable,

deliver Company Shares, based on a daily conversion value calculated on a proportionate basis for each trading day of the relevant 25 day observation period. The conversion rate will be subject to adjustment in certain circumstances, as described in the Indenture.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants of both the Company and Vivint Solar. These covenants include, among others, an obligation on behalf of both parties to operate their respective businesses in the ordinary course until the Merger is consummated, limitations on Vivint Solar’s right to solicit or engage in negotiations regarding alternative business combination transactions or to withdraw its support of the Merger and an obligation on behalf of both parties to use reasonable best efforts to obtain governmental and regulatory approvals. The Merger Agreement also provides for termination rights on behalf of both parties and that under specified circumstances Vivint Solar may be required to pay the Company a termination fee of $62 million.

The Merger Agreement has been approved by the boards of directors of each of the Company, Merger Sub and Vivint Solar. In addition to approval of the Vivint Solar stockholders, completion of the Merger is subject to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Securities and Exchange Commission declaring effective the Company’s registration statement on Form S-4 covering the Company Shares and the Convertible Note as a prospectus in which the proxy statement of Vivint Solar will be included, and other customary closing conditions. The Merger does not require approval of the Company’s stockholders. The Merger is expected to close in the fourth quarter of this year.

Financing

The Company intends to finance the Cash Consideration primarily from the proceeds of the Term Facility and the TERP Acquisition, each of which are described below. However, the Merger Agreement is not conditioned on consummation of the Term Facility, the TERP Acquisition or receipt of any other third-party financing. If the Company were unable to obtain the funding needed to complete the Merger and effect the Merger at a time when all conditions to the Merger are satisfied, the Company could be liable for breach and be subject to customary remedies, including contract damages.

In connection with the Merger Agreement, the Company has entered into a debt commitment letter, dated as of July 20, 2015, with Goldman Sachs Bank USA (“Goldman”), pursuant to which, among other things, Goldman has committed to provide, subject to the terms and conditions thereof, a $500 million secured term loan facility (the “Term Facility”) to a wholly-owned indirect subsidiary of the Company (the “Term Borrower”). The Company intends to transfer certain development assets of Vivint Solar and of the Company’s residential solar business to the Term Borrower on the Closing Date. The Term Facility will be guaranteed by the immediate parent of the Term Borrower (a wholly-owned subsidiary of the Company) and all of the Term Borrower’s domestic subsidiaries, and will be secured by substantially all assets of the Term Borrower and such guarantors. The funding of the Term Facility is subject to customary conditions, including the negotiation of definitive documentation and other customary closing conditions.

The Merger Agreement has been included as an exhibit to this Current Report on Form 8-K to provide you with information regarding its terms. It is not intended to provide any other factual information about the Company. The Merger Agreement contains representations and warranties that the parties thereto made to each other as of a specific date. The assertions embodied in the representations and warranties in the Merger Agreement were made solely for purposes of the Merger Agreement and the transactions and agreements contemplated thereby among the respective parties thereto and may be subject to important qualifications and limitations agreed to by the parties thereto in connection with negotiating the terms thereof. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for the purpose of allocating risk among the parties to the Merger Agreement rather than establishing matters as facts.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

A form of the Indenture is attached as an exhibit to the Merger Agreement and is included with the Merger Agreement filed as an exhibit to this Current Report on Form 8-K. The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the form of Indenture included as an Exhibit to the Merger Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

TERP Purchase Agreement

On July 20, 2015, in connection with its entry into the Merger Agreement, the Company entered into a Purchase Agreement (the “TERP Purchase Agreement”) with its controlled affiliate, TerraForm Power, LLC (“TERP”), pursuant to which the Company will sell to TERP certain renewable power assets of Vivint Solar (the “TERP Acquisition”), in exchange for $922 million in cash consideration, which would include any advance by TerraForm Power for projects expected to be acquired from SunEdison following the closing of the Acquisition (the “Cash Consideration”) to be paid concurrently with the closing under the Merger Agreement. The TERP Purchase Agreement contains customary representations, warranties, covenants and conditions.

The TERP Purchase Agreement is not conditioned on TERP’s receipt of any third-party financing. However, in connection with the TERP Purchase Agreement, TerraForm Power Operating, LLC, a subsidiary of TERP (“TerraForm”) has entered into a debt commitment letter, dated as of July 20, 2015 with Goldman (the “Bridge Lender”), pursuant to which, among other things, the Bridge Lender has committed to provide, subject to the terms and conditions thereof, borrowings under a $960 million unsecured bridge facility (the “Bridge Financing Commitment”). The funding of the Bridge Financing Commitment is subject to the negotiation of definitive documentation and other customary closing conditions.

The foregoing description of the TERP Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the TERP Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Concurrent with the execution of the TERP Purchase Agreement, SunEdison and TERP entered into an additional agreement that, among other things, provides that with respect to the assets of Vivint Solar to be acquired by TERP under the TERP Purchase Agreement, SunEdison and/or its affiliates shall provide certain repair services and ongoing operations and maintenance services pursuant to a long term master operation and maintenance and administrative service agreement to be entered into as of the closing of the Merger. SunEdison and TERP also agreed to indemnify each other in certain circumstances in connection with the Merger Agreement.

Voting Agreement

Concurrently with the execution of the Merger Agreement, the Company, Merger Sub and 313 Acquisition LLC, a Delaware limited liability company (“313”) and holder of approximately 77% of the Shares, entered into a voting agreement (the “Voting Agreement”), pursuant to which 313 has agreed, among other things, to vote in favor of the adoption of the Merger Agreement, subject to certain termination events, including, among others, termination of the Merger Agreement.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, a copy of with is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Lock-Up Agreement

Concurrently with the execution of the Merger Agreement, 313 executed a lock-up agreement (the “Lock-Up Agreement”), pursuant to which 313 has agreed not to transfer, directly or indirectly, any Convertible Notes or any Company Shares acquired following the date of the Lock-Up Agreement in connection with a conversion of the Convertible Notes during the period from and after the Closing Date until (a) with respect to Company Shares acquired following the Closing Date in connection with a conversion of the Convertible Notes, 180 days after the Closing Date, and (b) with respect to the Convertible Notes, two years after the Closing Date.

The foregoing description of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to the Lock-Up Agreement, a copy of which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On July 20, 2015, the Company, TerraForm Power, Inc. (TerraForm Power”) and Vivint Solar issued a press release announcing its entry into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Report.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

2.1	Agreement and Plan of Merger dated July 20, 2015, by and among the SunEdison, Inc., SEV Merger Sub Inc. and Vivint Solar, Inc.*

10.1	Purchase Agreement dated as of July 20, 2015, by and between SunEdison, Inc. and Terraform Power, LLC.

10.2	Voting Agreement dated as of July 20, 2015, by and among SunEdison, Inc., SEV Merger Sub Inc. and 313 Acquisition LLC.

10.3	Lock-Up Agreement dated as of July 20, 2015, by 313 Acquisition LLC.

99.1	Press Release of SunEdison, Inc., Vivint Solar and TerraForm Power, Inc., dated July 20, 2015.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. SunEdison will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.

*    *    *

Cautionary Statements Regarding Forward-Looking Information

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including with respect to the timing of the completion of the acquisitions, expected cash available for distribution (CAFD), earnings, future growth and financial performance (including future dividends per share) and the ability to finance aspects of the acquisitions, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “intend,” “project,” “target,” “plan,” “believe” and similar terms and expressions. Forward-looking statements are based on current expectations and assumptions. Although SunEdison and TerraForm Power believe that their expectations and assumptions are reasonable, they can give no assurance that these expectations and assumptions will prove to have been correct, and actual results may vary materially. For example, (1) Vivint Solar may be unable to obtain the stockholder approval required for the Merger; (2) the companies may be unable to obtain regulatory approvals required for the Merger, or required regulatory approvals may delay the Merger or result in the imposition of conditions that could have a material adverse effect on the combined company or cause the companies to abandon the Merger; (3) conditions to the closing of the Merger may not be satisfied; (4) an unsolicited offer of another company to acquire assets or capital stock of Vivint Solar could interfere with the Merger; (5) SunEdison may be unable to obtain the financing for which it has received commitments or to complete the sale of assets contemplated by the TERP Purchase Agreement; (6) problems may arise in integration, which may result in less effective or efficient operations; (7) the Merger may involve unexpected costs, unexpected liabilities or unexpected delays, or the effects of purchase accounting may be different from the companies’ expectations; (8) the credit ratings of the combined company or its subsidiaries may be different from what SunEdison and TerraForm Power expect; (9) the businesses of the companies may suffer as a result of uncertainty surrounding the Merger and the related transactions; (10) the industry may be subject to future regulatory or legislative actions that could adversely affect the companies; and (11) the companies may be adversely affected by other economic, business, and/or competitive factors. Additional factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, among others: the failure of counterparties to fulfill their obligations under the agreements; price fluctuations, termination provisions and buyout provisions in the agreements; TerraForm Power’s ability to successfully identify, evaluate and consummate acquisitions from SunEdison, Inc. or third parties; government regulation; operating and financial restrictions under agreements governing indebtedness; SunEdison, TerraForm Power, and TERP’s ability to borrow funds and access capital markets; SunEdison and TerraForm Power’s ability to compete against traditional and renewable energy companies; and hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages. Furthermore, any future dividends are subject to available capital, market conditions and compliance with associated laws and regulations.

SunEdison and TerraForm Power undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause SunEdison and TerraForm Power’s actual results to differ materially from those contemplated in the forward-looking statements included in this communication should be considered in connection with information regarding risks and uncertainties that may affect SunEdison and TerraForm Power’s future results included in SunEdison and TerraForm Power’s filings with the Securities and Exchange Commission at www.sec.gov.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The proposed merger transaction between SunEdison and Vivint Solar will be submitted to the stockholders of Vivint Solar for their consideration. SunEdison intends to file with the SEC a registration statement on Form S-4 that will include a prospectus of SunEdison and a proxy statement of Vivint Solar, and Vivint Solar intends to file with the SEC a definitive proxy statement on Schedule 14A. SunEdison and Vivint Solar also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF VIVINT SOLAR ARE URGED TO READ THE PROXY STATEMENT, PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SUNEDISON, VIVINT SOLAR AND THE PROPOSED TRANSACTION. Investors

and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. Copies of documents filed with the SEC by SunEdison (when they become available) may be obtained free of charge on SunEdison’s website at www.sunedison.com or by directing a written request to SunEdison, Inc., Investor Relations, 13736 Riverport Drive, Ste. 1800, Maryland Heights, MO 63043. Copies of documents filed with the SEC by Vivint Solar (when they become available) may be obtained free of charge on Vivint Solar’s website at www.vivintsolar.com or by directing a written request to Investor Relations, Vivint Solar, Inc., 3301 N. Thanksgiving Way, Suite 500, Lehi, Utah 84043. Investors and security holders may also read and copy any reports, statements and other information filed by SunEdison or Vivint Solar, with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation

SunEdison, Vivint Solar, and certain of their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding SunEdison’s directors and executive officers is available in its proxy statement filed with the SEC by the Company on April 17, 2015 in connection with its 2015 annual meeting of stockholders, and information regarding Vivint Solar’s directors and executive officers is available in its proxy statement filed with the SEC by Vivint Solar on April 20, 2015 in connection with its 2015 annual meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the prospectus and proxy statement and other relevant materials to be filed with the SEC when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2015

SUNEDISON, INC.

By:	/s/ Martin H. Truong
Name:	Martin H. Truong
Title:	Senior Vice President, General
Counsel and Corporate Secretary